February 11, 2021 First Quarter 2021 Investor Presentation

1 Forward–Looking Statements Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the benefits, costs, and synergies of the merger with Franklin Financial Network, Inc. (“Franklin”) (the “merger”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and a continued slowdown in economic growth in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines, (3) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the merger or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the merger with customer, supplier, or employee relationships, (7) the risks related to the integrations of the combined businesses following the merger, (8) the diversion of management time on issues related to the merger, (9) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the merger, (10) the risks associated with FB Financial’s pursuit of future acquisitions, (11) reputational risk and the reaction of the parties’ respective customers to the merger, (12) FB Financial’s ability to successfully execute its various business strategies, (13) the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic; and (14) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or pre-dict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company. FB Financial qualifies all forward-looking statements by these cautionary statements.

2 Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pretax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures.

Snapshot of FB Financial today

Company overview

- Second largest Nashville-headquartered bank and third largest Tennessee-based bank
- Originally chartered in 1906, one of the longest continually operated banks in Tennessee
- Completed the largest bank IPO in Tennessee history in September 2016
- Mr. James W. Ayers currently owns ~29% of FB Financial following the close of the Franklin Financial Network merger
- High performing community bank with a strong mortgage division
  - Adjusted PTPP ROAA[1] of at least 2.15% each of the past 5 years
  - Top 10 deposit market share in 5 MSAs throughout our footprint
  - $8.9 billion in interest rate lock volume and $104 million in adjusted total mortgage contribution[1] in 2020
- Provides community banking, relationship-based, customer service with the products and capabilities of a larger bank
  - Local people, local knowledge and local authority
  - Personal banking, commercial banking, investment services, trust and mortgage banking
- Completed acquisition of FNB Financial Corporation in Scottsville, KY on February 14, 2020 (~$258 million in assets)
- Completed acquisition of Franklin Financial Network, Inc. (NYSE: FSB) on August 15, 2020 (~$3.6 billion in assets)
- Completed $100 million, 4.50% bank-level subordinated note placement in 3Q 2020

Franchise map



Nashville
TENNESSEE
Memphis
Knoxville
CUMBERLAND PLATEAU
BLUE RIDGE
Cumberland

Financial results

Balance sheet ($mm)	4Q 2020
Total assets	$11,207
Loans – HFI	$7,083
Total deposits	$9,458
Shareholder's equity	$1,291

Key metrics (%)	FY 2020
Tangible Common Equity / Tangible Assets (%)	9.3%[1]
Adjusted PTPP ROAA (%)	2.72%[1]
Adjusted PTPP ROATCE (%)	30.9%[1]
NIM (%)	3.46%
Core Efficiency (%)	59.2%[1]

Note: Unaudited financial data as of December 31, 2020; presented on a consolidated basis.
[1] Non-GAAP financial measure. See "Use of non-GAAP financial measures" and "Reconciliation of non-GAAP financial measures" in the Appendix hereto.

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4 Strategic drivers Elite Financial Performance Proven Opportunistic Acquirer with Scalable Platforms and Technology Experienced Senior Management Team Great Place to Work Organic Growth Focused Empowered Teams Across Attractive Metro and Community Markets

Recent corporate history

2015	2016	2017	2018	2019	2020
Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean Named one of American **Bankers "Best Places to Work"**
Adj. PTPPROAA[1]: 1.81% Adj. ROATCE[1]: 17.7% Year-End Assets: $2.9bn	Adj. PTPPROAA[1]: 2.25% Adj. ROATCE[1]: 19.5% Year-End Assets: $3.3bn	Adj. PTPPROAA[1]: 2.40% Adj. ROATCE[1]: 15.5% Year-End Assets: $4.7bn	Adj. PTPPROAA[1]: 2.34% Adj. ROATCE[1]: 17.1% Year-End Assets: $5.1bn	Adj. PTPPROAA[1]: 2.15% Adj. ROATCE[1]: 16.4% Year-End Assets: $6.1bn	Adj. PTPPROAA[1]: 2.72% Adj. ROATCE[1]: 19.1% Year-End Assets: $11.2bn
■ Completed acquisition of Northwest Georgia Bank, adding $79 million in loans and $246 million in deposits and increasing Chattanooga deposit market share to 8th	■ Converted core operating platform to Jack Henry ■ Completed the largest bank IPO in Tennessee history; priced at $19.00 per share	■ Completed acquisition of Clayton Bank & Trust and American City Bank, adding $1.1 billion in loans and $1.0 billion in deposits; moved from 41st in Knoxville MSA to 10th; 20%+ EPS accretion and tangible book neutral ■ Finalized integration of Clayton Bank & Trust and American City Bank acquisitions	■ Initiated quarterly dividend ■ Completed secondary offering of 3.7 million common shares	■ Completed acquisition of 10 net branches from Atlantic Capital Bank; moved from 7th to 5th in Chattanooga MSA deposit market share and 11th to 10th in Knoxville MSA deposit market share ■ Converted treasury platform ■ Completed mortgage restructuring	■ Completed acquisition of FNB Financial Corporation; enter Bowling Green MSA ranked 7th in deposit market share ■ Converted online and mobile consumer banking platforms ■ Lift out of commercial team in Memphis ■ Completed acquisition of Franklin Financial Network; on a pro forma basis moved from 12th to 6th in the Nashville MSA in deposit market share ■ Raised $100 million of 4.50% subordinated debt

2015 2016 2017 2018 2019 2020

[1] Pro forma net income and tax-adjusted return on average assets and return on average tangible common equity include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08% and 36.75% for the years ended December 31, 2015 and 2016, respectively, and also excludes the impact of a one-time tax charge to C Corp conversion in 3Q 2016 and the 4Q 2017 benefit from the 2017 Tax Cuts and Jobs Act. A combined effective tax rate of 26.06% is being applied in subsequent periods. See "Use of non-GAAP financial measures," and "Reconciliation of non-GAAP financial measures" in the Appendix hereto. Note: Financial data presented on a consolidated basis.

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6 Well positioned in high growth markets 1 Source: SNL Financial. Statistics are based upon deposit data by MSA. Market data is as of June 30, 2020 and is presented on a pro forma basis for announced acquisitions since June 30, 2020. Size of bubble represents size of company deposits in a given market. 2 Source: SNL Financial. FBK Footprint is based on weighted average demographics of MSAs and counties not located in MSAs with weightings based on deposits in each market as of June 30, 2020. Our footprint1 Metropolitan markets Community markets ◼ Market rank by deposits: ̶ Nashville (6th) ̶ Chattanooga (5th) ̶ Knoxville (9th) ̶ Jackson (3rd) ̶ Bowling Green (7th) ̶ Memphis (30th) ̶ Huntsville (20th) ̶ Florence (11th) Nashville MSA Knoxville MSA Chattanooga MSA Huntsville & Florence MSAs Memphis MSA Jackson MSA Bowling Green MSA 7.2% 13.1% 20.3% U.S. FBK Footprint Nashville Population Change2 2010 - 2021 Projected Population Change2 2021 - 2026 Projected Household Income Change2 2021 - 2026 2.9% 4.5% 5.9% U.S. FBK Footprint Nashville 9.0% 10.1% 11.4% U.S. FBK Footprint Nashville

Footprint has reopened for economic activity

Government Guidance on Economic Activity

Market	Retail	Restaurant	Close Contact Providers	Entertainment Venues	Gyms	Mask Orders	Map Key
Tennessee[1]	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Strongly Encouraged	
Georgia[2]	50% Capacity	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Strongly Encouraged	
Kentucky[3]	50% Capacity	50% Capacity	50% Capacity	50% Capacity	50% Capacity	Requirement	
Alabama[4]	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Requirement	
Davidson County[5 6]	75% Capacity	50% Capacity	50% Capacity	30% Capacity	50% Capacity	Requirement	
Shelby County[7]	50% Capacity	50% Capacity	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Requirement	

FBK County Footprint Reopening Map



MISSOURI
Hopkinsville
Clarksville
Columbia
London
Kingsport
Johnson City
Asheville
Spartanburg
Greenville

[1] Source: tn.gov/governor/covid-19. Tennessee Pledge [2] Source: georgia.org/covid19bizguide#other. Georgia's Statewide Executive Order: Guidelines for Businesses. [3] Source: govstatus.egov.com/ky-healthy-at-work. Healthy at Work - Reopening Kentucky. [4] Source: alabamapublichealth.gov. Coronavirus Disease 2019. [5] Source: asafenashville.org. Roadmap for Reopening Nashville: Phase 2 Guidance and Resources. [6] Source: https://www.huschblackwell.com/tennessee-state-by-state-covid-19-guidance. Tennessee: State-by-State COVID-19 Guidance. [7] Source: insight.livestories.com/s/v2/covid-19-frequently-asked-questions-directives-shelby-county-tn/a44aaf6f-f91d-4541-8ad9-0f99a7c60d7f. Health Directive from The Shelby County Public Health Department.

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8 Core earnings power remains intact ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. Adjusted pre-tax, pre-provision return on average assets¹ 1.81% 2.25% 2.40% 2.34% 2.15% 2.72% 2015 2016 2017 2018 2019 2020 Drivers of profitability Net interest margin Noninterest income ($mm)Loans/deposits Core efficiency ratio1 3.97% 4.10% 4.46% 4.66% 4.34% 3.46% 2015 2016 2017 2018 2019 2020 73.1% 70.6% 68.1% 65.8% 65.4% 59.2% 2015 2016 2017 2018 2019 2020 $92 $145 $142 $131 $135 $302 2015 2016 2017 2018 2019 2020 81% 88% 101% 95% 95% 85% 70% 69% 86% 88% 89% 75% 11% 19% 15% 7% 6% 10% 2015 2016 2017 2018 2019 2020 Loans excluding HFS Loans HFS

9 Stabilizing net interest margin Historical yield and costs ¹ Includes tax-equivalent adjustment $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 -- 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 4Q19 1Q20 2Q20 3Q20 4Q20 A v g . in te re s t e a rn in g a s s e ts ( $ m m ) Y ie ld s a n d C o s ts ( % ) Average interest earning assets Yield on loans Cost of deposits NIM NIM 4.12% 3.92% 3.50% 3.28% 3.32% Impact of accretion and nonaccrual interest (bps) 21 13 7 5 4 Deposit Cost: Cost of MMDA 1.29% 1.15% 0.62% 0.66% 0.57% Cost of customer time 2.07% 1.95% 1.78% 1.44% 1.04% Cost of interest-bearing 1.36% 1.25% 0.92% 0.76% 0.63% Total deposit cost 1.02% 0.94% 0.65% 0.56% 0.46% Loans HFI Yield: Contractual interest 5.27% 5.14% 4.57% 4.36% 4.39% Origination and other loan fee income 0.26% 0.23% 0.24% 0.26% 0.36% Nonaccrual interest 0.04% 0.02% 0.01% 0.04% 0.04% Accretion on purchased loans 0.23% 0.14% 0.08% 0.04% 0.02% Total loan (HFI) yield 5.80% 5.53% 4.90% 4.70% 4.81%

FirstBank

Mortgage continues to capitalize on rate environment

Highlights

- Strong adjusted total mortgage pre-tax contribution[1] of $22.9 million in 4Q 2020 and $104.0 million for FY 2020
- Anticipate 1Q 2021 mortgage pre-tax contribution of 70% - 100% of 4Q 2020 contribution
- Mortgage sale margins continue to be elevated due to industry capacity constraints and low interest rates; anticipate less elevated margins for FY 2021 as compared to FY 2020
- Per MBA Forecast as of January 20, 2021, industry-wide volume is expected to be down 24% in 2021 as compared to 2020

Quarterly mortgage production



Consumer Direct
Retail
4Q19
3Q20
4Q20

	4Q19	3Q20	4Q20
IRLC volume:	$1,082mm	$2,419mm	$2,187mm
IRLC pipeline[2]:	$453mm	$1,364mm	$1,192mm
Refinance %:	67%	76%	76%
Purchase %:	33%	24%	24%

Mortgage banking income ($mm)

	4Q19	3Q20	4Q20
Gain on Sale	$31.8	$76.5	$84.0
Fair value changes	($4.3)	$10.1	($16.9)
Servicing Revenue	$4.9	$5.5	$6.4
Fair value MSR changes	($6.2)	($7.4)	($7.8)
Total Income	$26.2	$84.7	$65.7

Mark to Market Value and Gain on Sale Margin



Mark to Market Value 3
Gain on Sale Margin
2.27%
2.88%
1.41%
2.92%
3.84%
2.85%
3.99%
4.32%
3.42%
4.59%
4Q19
1Q20
2Q20
3Q20
4Q20

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures

[2] As of the respective period-end

[3] Defined as pipeline net of hedge plus best efforts divided by hedge weighted volume.

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11 Realizing operating leverage through cost savings Highlights ◼Consolidated 4Q 2020 core efficiency ratio¹ of 58.5% ◼Banking segment efficiency ratio improvement driven by realized cost savings from Franklin Financial Network merger; systems conversion occurred on October 12, 2020 ◼Mortgage continues to seize upon low interest rate environment ◼Expense control remains a focus for 2021 with margin headwinds ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. Core efficiency ratio (tax-equivalent basis)¹ 61.1% 61.8% 63.2% 61.6% 56.2% 66.5% 65.7% 57.5% 57.4% 58.5% 92.4% 79.5% 48.9% 50.1% 65.2% 4Q19 1Q20 2Q20 3Q20 4Q20 Banking segment Consolidated Mortgage segment

12 Well-capitalized for future opportunities Tangible book value per share3 Simple capital structure Common Equity Tier 1 Capital 78% Trust Preferred 2% Subordinated Notes 12% Tier 2 ACL 8% Total regulatory capital: $1,3561 mm $11.56 $11.58 $20.87 $21.64 3Q16 4Q16 3Q20 4Q20 4Q19 3Q202 4Q201,2 Shareholder’s equity/Assets 12.4% 11.3% 11.5% TCE/TA² 9.7% 9.2% 9.3% Common equity tier 1/Risk-weighted assets 11.1% 11.8% 11.9% Tier 1 capital/Risk-weighted assets 11.6% 12.1% 12.2% Total capital/Risk-weighted assets 12.2% 15.3% 15.2% Tier 1 capital /Average assets 10.1% 11.8% 10.0% C&D loans subject to 100% risk-based capital threshold4 88% 91% 92% CRE loans subject to 100% risk-based capital threshold4 247% 228% 224% Capital position ¹ Total regulatory capital, FB Financial Corporation. 4Q 2020 calculation is preliminary and subject to change. 2 For regulatory capital purposes, the CECL impact over 2020 is gradually phased-in from Common Equity Tier 1 Capital to Tier 2 capital. As of September 30, 2020 and December 31, 2020, respectively, $52.1 million and $54.6 million are being added back to CET 1 and Tier 1 Capital, and $58.0 million and $60.5 million are being taken out of Tier 2 capital. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 4 Risk-based capital at FirstBank as defined in Call Report.

13 Noninterest- bearing checking 24% Interest-bearing checking 26% Money market 31% Savings 4% Time 15% 50% Checking accounts Stable core deposit franchise ¹ Includes mortgage servicing-related deposits of $92.6mm, $110.1mm, $149.1mm, $194.3mm and $147.9 million for the quarters ended December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 respectively. Total deposits ($mm) Cost of deposits Noninterest bearing deposits1 ($mm) Deposit composition $4,915 $5,357 $5,938 $9,002 $9,396 $20 $20 $15 $92 $62 $4,935 $5,377 $5,953 $9,094 $9,458 4Q19 1Q20 2Q20 3Q20 4Q20 Customer deposits Brokered and internet time deposits $1,208 $1,336 $1,775 $2,288 $2,274 4Q19 1Q20 2Q20 3Q20 4Q20 24.5% 24.8% 29.8% 25.2% 24.0% 1.02% 0.94% 0.65% 0.56% 0.46% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 4Q19 1Q20 2Q20 3Q20 4Q20 Noninterest bearing (%) Cost of total deposits (%)

Balanced loan portfolio

Portfolio mix



Other 5%
1-4 family 15%
1-4 family HELOC 6%
Multifamily 2%
C&D 17%
CRE[2] 23%
C&I[1] 32%

C&I[1] exposure by industry

	Balance Ex. PPP C&I	Balance Ex. PPP CRE-OO	Balance Ex. PPP Total	% of Total	PPP Loans
Real Estate Rental and Leasing	$ 348.2	$ 153.6	$ 501.9	24.4%	$ 6.8
Retail Trade	58.5	139.2	197.7	9.6%	14.7
Wholesale Trade	106.3	56.2	162.5	7.9%	16.4
Finance and Insurance	156.3	12.1	168.4	8.2%	4.2
Health Care and Social Assistance	65.1	87.6	152.7	7.4%	32.3
Manufacturing	89.8	51.6	141.4	6.9%	29.4
Other Services (except Public Administration)	22.2	99.2	121.5	5.9%	11.9
Accomodation and Food Services	24.8	89.6	114.4	5.6%	11.8
Construction	50.4	43.9	94.3	4.6%	23.2
Arts, Entertainment and Recreation	19.9	41.0	60.9	3.0%	5.8
Transportation and Warehousing	38.7	17.4	56.1	2.7%	8.3
Professional, Scientific and Technical Services	28.9	30.2	59.1	2.9%	20.1
Information	24.0	20.4	44.4	2.2%	1.8
Other	100.3	82.6	183.0	8.9%	25.9
Total	$ 1,133.5	$ 924.8	$ 2,058.3	100.0%	$ 212.6

CRE[2] exposure by type



Other 23%
Office 20%
Hotel 19%
Retail 19%
Warehouse / Industrial 9%
Land-Mobile Home Park 4%
Self Storage 3%
Healthcare Facility 3%

C&D exposure by type



Other 6%
Retail 3%
Multi Family 4%
Healthcare 6%
1-4 Consumer Construction 9%
Commercial Land 34%
1-4 Family Professional Construction 38%

[1] C&I includes owner-occupied CRE. PPP Loans comprise 9.4% of C&I loans, or 3.0% of gross loans (HFI). [2] Excludes owner-occupied CRE.

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15 Deferrals continue to decline Deferral programs Principal and Interest Deferrals ($73 million) ▪Standard consumer loan received 2-payment relief; standard commercial loan received 90 day principal and interest forbearance; relationship managers had authority to offer plans that varied from the standard ▪Of the $1.6 billion in loans given a deferral, $202 million, or 2.86% of total loans HFI, remain in some sort of deferral as of December 31, 2020 – $73 million are full principal and interest deferrals, or 1.03% of the portfolio – $129 million are on interest only payment schedules, or 1.83% of the portfolio ▪Hotel loans make up $89 million of the $202 million remaining in deferral, or 44% – $30 million are full principal and interest deferrals, or 41% of remaining full P&I deferrals – $59 million are on interest only payment schedules, or 45% of remaining interest only deferrals ▪Other industries of concern make up $67 million of the $202 million remaining in deferral, or 33% – $17 million are full principal and interest deferrals, or 23% of remaining full P&I deferrals – $50 million are on interest only payment schedules, or 39% of remaining interest only deferrals 1 Includes owner-occupied CRE. $7.9 $46.3 $1.9 $1.1 $0.2 $14.1 $1.4 C&I CRE C&D Multifamily 1-4 Family HELOC 1-4 Family Consumer & Other Interest Only Payment Schedule ($129 million) $19.1 $93.3 $2.2 $5.1 $9.7 C&I CRE C&D Multifamily 1-4 Family HELOC 1-4 Family Consumer & Other 1 1

16 ◼ Industries initially considered to be the most susceptible to issues associated with the pandemic ◼ Significant level of initial deferrals but steady improvement and return to pre-COVID payment plans ◼ Credit quality remains satisfactory overall ◼ Retail, healthcare and transportation not showing signs of deterioration ◼ Hotel, restaurants and other leisure continue to face biggest challenges Industries of concern Industries of concern deferral overview Industry exposures / gross loans (HFI) 8.7% 4.9% 4.9% 2.0% 1.7% 1.6% Retail Hotel Healthcare Restaurant Other Leisure Transportation 1Those percentages not displayed are pass loans. Pass percentages are: Retail 95.1%, Hotel 79.2%, Healthcare 95.5%, Restaurant 87.4%, Other Leisure 95.7%, Transportation 98.2% Industries of concern credit quality1 1.5% 16.9% 3.7% 22.2% 8.6% 1.5% 3.9% 2.1% 1.5% 1.8% 25.5% 5.2% 4.2% 24.4% 2.2% Retail Hotel Healthcare Restaurant Other Leisure Transportation Interest Only / Total Loans Full P&I Deferral / Total Loans 1.6% 15.5% 2.5% 4.9% 2.2% 1.4% 1.7% 1.3% 0.7% 5.9% 1.6% 4.0% 1.3% 1.7% 2.1% 0.4% Retail Hotel Healthcare Restaurant Other Leisure Transportation Watch Special Mention Substandard

17 Hotel portfolio – 4.9% of gross loans HFI Outstanding by location Deferral ProgressionRisk Rating Progression ◼ Portfolio representative of seasoned operators, good flags and good locations (72% Hilton / Hyatt / IHG / Marriott / Wyndham) ◼ Underlying economics remain depressed ◼ Portfolio is largely limited and full service properties, which are better models to sustain operations at lower occupancy rates, as opposed to luxury properties ◼ Represents largest segment of deferrals, but trend toward resumption of payments continues, with only 8.6% remaining on full deferral of principal and interest ◼ Summary: overall credit quality remains satisfactory, and cautiously optimistic about the resolution of remaining deferrals Nashville MSA 62% Memphis MSA 9% Atlanta MSA 6% Bowling Green MSA 6% Other MSA 9% Other Community 3% Out of Market 5% Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 12 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. 63.9% 75.6% 55.2% 25.5% 36.1% 24.4% 44.8% 74.5% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Deferral (Interest Only or Full P&I) Not Deferred 1.7% 7.2% 14.2% 15.5% 2.2% 0.5% 0.9% 1.3% 3.6% 6.5% 3.5% 4.0% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Watch Special Mention Substandard

18 Restaurant – 2.0% of gross loans HFI Portfolio overview C&I 70% Non-Owner Occ CRE 25% C&D 2% Other 3% ◼ Majority are owner operators ◼ Portfolio split roughly evenly between limited service and full service outlets ◼ Limited service has seen an ability to change their model, leading to improvement ◼ Full service continues to be challenged with limits imposed on capacity ◼ Positive deferral trends continue, with only 0.3% remaining on full deferral of principal and interest ◼ Not included in this exposure is a diversified food services company; charged off $9.9 million and moved remaining balance to nonaccrual in 4Q 2020 Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 12 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Deferral ProgressionRisk Rating Progression 63.8% 71.3% 13.5% 4.2% 36.2% 28.7% 86.5% 95.8% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Deferral (Interest Only or Full P&I) Not Deferred 3.0% 3.0% 4.0% 4.9% 10.4% 10.6% 5.2% 5.9% 1.7% 1.1% 1.8% 1.7% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Watch Special Mention Substandard

19 Other Leisure – 1.7% of gross loans HFI Portfolio overview Marinas 17% Fitness and Rec Sports Centers 17% RV Parks and Campgrounds 15% Historical Sites 12% Sports Teams and Clubs 9% Theaters 8% Golf Courses and Country Clubs 7% Zoos and Botanical Gardens 5% Other <5% 11% ◼ Mix of industries with no concentration ◼ Outdoor activities remain relatively unaffected ◼ Majority of remaining deferrals are related to restricted business models, such as indoor entertainment venues ◼ For those remaining affected, expect continued challenging operating environments until full reopening Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 12 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Deferral ProgressionRisk Rating Progression 31.3% 34.6% 18.4% 24.4% 68.7% 65.4% 81.6% 75.6% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Deferral (Interest Only or Full P&I) Not Deferred 2.3% 2.0% 1.6% 2.2% 0.8% 0.0% 0.0% 0.0% 1.0% 1.7% 1.4% 2.1% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Watch Special Mention Substandard

20 0.71% 1.95% 2.51% 2.66% 2.48% 4Q19 1Q20 2Q20 3Q20 4Q20 0.30% 0.19% 0.00% (0.01%) 0.58% 4Q19 1Q20 2Q20 3Q20 4Q20 Asset quality remains solid Nonperforming ratios Classified loans / loans HFI LLR/loans HFI (excluding PPP loans)3 Net charge-offs (recoveries) / average loans ¹ Adoption of CECL resulted in approximately $5.5 million of former PCI loans being reportable as nonperforming loans in 1Q 2020. 2 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 4 One credit accounted for $9.9 million of $10.4 million in net charge-offs for 4Q2020, or 55 bps of 58 bps in net charge offs / average loans. The remaining balance of this credit accounted for 17 bps of NPLs (HFI) / Loans (HFI) and 11 bps of NPAs / Assets. 1.82% 1.63% 1.83% 1.76% 1.85% 4Q19 1Q20 2Q20 3Q20 4Q20 0.60% 0.68% 0.72% 0.61% 0.91% 0.77% 0.74% 0.71% 0.64% 0.75% 4Q19 1Q20 2Q20 3Q20 4Q20 NPLs (HFI)/loans (HFI) NPAs/assets 1,21 4 4

Allowance for credit losses overview

- Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes Moody's baseline scenario from the fourth quarter, with resulting key economic data summarized below:

	FQE,		FYE 12/31,				
	1Q 2021	2Q 2021	2020	2021	2022	2023	2024
GDP (bcw$)	$ 18,781.0	$ 18,962.5	$ 18,323.5	$ 19,055.6	$ 19,919.0	$ 20,623.3	$ 21,126.0
Annualized % Change	5.6%	3.9%	(4.0%)	4.0%	4.5%	3.5%	2.4%
Total Employment (millions)	142.4	143.0	142.1	143.4	146.9	150.8	152.7
Unemployment Rate	8.2%	8.0%	8.5%	7.9%	6.3%	4.8%	4.5%
CRE Price Index	276.5	255.2	301.0	234.8	243.3	274.2	298.9
NCREIF Property Index: Rate of Return	(0.2%)	0.4%	(1.9%)	0.4%	2.9%	3.0%	2.9%

ACL / Loans HFI by Category



4Q 2019
3Q 2020
4Q 2020
0.71%
2.66%
2.48%
0.54%
0.65%
0.86%
0.50%
3.51%
2.76%
1.85%
5.34%
4.78%
0.78%
4.33%
4.08%
0.44%
1.60%
1.76%
0.34%
2.73%
2.58%
1.10%
3.38%
3.54%
Gross Loans HFI (Ex. PPP) 2
Commercial & Industrial 3
Non-Owner Occ CRE
Construction
Multifamily
1-4 Family Mortgage
1-4 Family HELOC
Consumer & Other

[1] Source: Moody's "July 2020 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios". [2] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [3] Commercial and Industrial excludes $212.6 million in PPP loans and $310.7 million for December 31, 2020 and September 30, 2020, respectively.

21

22 Appendix

23 GAAP reconciliation and use of non-GAAP financial measures Adjusted net income and diluted earnings per share (1) 4Q2020 includes $4,533 FHLB prepayment penalty offset by $715 cash life insurance benefit and $1,370 gain from change in fair value of commercial loans held for sale acquired from Franklin; 3Q2020 includes $2,305 FHLB prepayment penalty, $1,505 losses on other real estate owned, and $1,858 gain from change in fair value of commercial loans held for sale acquired from Franklin. Note: Adjusted non-GAAP results for the third quarter of 2020 have been recast from previously reported results to adjust for gains associated with changes in fair value related to commercial loans held for sale amounting to $1,858 . The following adjusted figures and metrics have been recast for conformity and comparability: Adjusted earnings, Adjusted diluted earnings per share, Adjusted pre-tax pre-provision earnings, Core efficiency ratio, Banking segment core efficiency ratio, Adjusted mortgage banking pre-tax pre-provision net contribution (%), Adjusted return on average assets, average equity and average tangible common equity, and Adjusted pre-tax pre-provision return on average assets, equity and tangible common equity. Previously reported adjusted amounts and non-GAAP reconciliations are included in previously issued earnings release materials.

24 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings (1) 4Q2020 includes $4,533 FHLB prepayment penalty offset by $715 cash life insurance benefit and $1,370 gain from change in fair value of commercial loans held for sale acquired from Franklin; 3Q2020 includes $2,305 FHLB prepayment penalty, $1,505 losses on other real estate owned, and $1,858 gain from change in fair value of commercial loans held for sale acquired from Franklin.

25 GAAP reconciliation and use of non-GAAP financial measures Adjusted earnings and diluted earnings per share* *Prior to the IPO in the third quarter of 2016, the Company was an S corporation and did not incur federal income taxes. In conjunction with the IPO, the Company converted to a C corporation. These results are on a pro forma basis to reflect the results of the Company on a C corporation basis and combined effective tax rate of 36.75% for the year ended December 31, 2016. (1) 2020 includes charges of $6,838 related to a one time FHLB prepayment penalty and $1,505 related to losses on other real estate owned, offset by $715 cash life insurance benefit and $3,228 gain from change in fair value on commercial loans held for sale. 2016 includes $4,407 gain from securities, $1,179 gain on sales or write-downs of other real estate owned and other assets, $4,678 impairment of mortgage servicing rights and $4,447 loss on sale of mortgage servicing rights.

26 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings (1) 2020 includes charges of $6,838 related to a one time FHLB prepayment penalty and $1,505 related to losses on other real estate owned, offset by $715 cash life insurance benefit and $3,228 gain from change in fair value on commercial loans held for sale. 2016 includes $4,407 gain from securities, $1,179 gain on sales or write-downs of other real estate owned and other assets, $4,678 impairment of mortgage servicing rights and $4,447 loss on sale of mortgage servicing rights.

27 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

28 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

29 GAAP reconciliation and use of non-GAAP financial measures Segment core efficiency ratios (tax-equivalent basis)

30 GAAP reconciliation and use of non-GAAP financial measures Adjusted mortgage contribution

31 GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity

32 GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity

33 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average tangible common equity Adjusted return on average assets and equity Adjusted return on average tangible common equity

34 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision return on average tangible common equity Adjusted pre-tax, pre-provision return on average assets and equity

35 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision return on average tangible common equity

36 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average assets and equity Adjusted pre-tax, pre-provision return on average assets and equity *Prior to the IPO in the third quarter of 2016, the Company was an S corporation and did not incur federal income taxes. In conjunction with the IPO, the Company converted to a C corporation. These results are on a pro forma basis to reflect the results of the Company on a C corporation basis and combined effective tax rate of 36.75% for the year ended December 31, 2016.

37 GAAP reconciliation and use of non-GAAP financial measures Adjusted Allowance for Credit Losses to Loans Held for Investment